Exhibit 99.1

Contact:

Relland Winand, Chief Financial Officer

Innovative Solutions & Support, Inc.

610-646-0350

Innovative Solutions & Support, Inc. Announces Second Quarter Fiscal 2015 Financial Results

EXTON, Pa.—May 06, 2015—Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced its financial results for the second quarter of fiscal 2015, ended March 31, 2015.

For the second quarter of fiscal 2015, the Company reported sales of $5.3 million, compared to sales of $12.5 million for the second quarter of fiscal 2014. The Company reported a second quarter 2015 net loss of $0.4 million, or $0.02 per share, compared to second quarter 2014 net income of $0.8 million, or $0.05 per share.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. (“ISSC”), said, “Although the Company reported a loss in the quarter, we generated positive cash flow and began to see our marketing efforts result in a pick-up in proposal activity, which we are optimistic should lead to an increase in new orders consistent with our past product/marketing cycle experience. Revenues and earnings in the second quarter reflect the quarterly variability we anticipate this entire year.  We also sustained our commitment to research and development in the quarter, which, on a relative basis, was double that of a year ago. Nevertheless, as a result of strong cost controls and an improvement in margins relative to a year ago, second quarter performance enabled us to remain profitable over the first half of the year.  It was a quarter of consolidation during which we streamlined the organization and solidified our foundation to move forward with an aggressive sales and marketing effort.  As our contractual engineering commitments to individual customers begin to wind down, we can increasingly shift resources to new programs that expand our market and leverage our technological innovation and price-for-performance value proposition.”

At March 31, 2015, the Company had $15.6 million of cash on hand and remained debt free.  Cash provided by operating activities was $1.5 million for the quarter, a significant turnaround from cash used in operating activities of $0.6 million in the second quarter of fiscal 2014.

Net orders for the quarter were $5.7 million, and backlog at March 31, 2015 was $6.3 million, up modestly on a sequential basis from December 31, 2014.  Backlog excludes potential future sole-source production orders from products in development under the Company’s engineering development contracts, including the Eclipse 550, the Pilatus PC-24, and the KC-46A, all of which the Company expects to remain in production for a decade following completion of their development phases. The Company expects that these sole-source contracts will add to production sales already in backlog.

Six Months Results

Total sales for the six months ended March 31, 2015 were $12.0 million compared to sales of $23.6 million for the six months ended March 31, 2014.  Gross margin for the first half of fiscal 2015 were up from the year ago period, despite an unfavorable product mix that dropped second quarter margins below those of the first quarter.  Net income for the six months ended March 31, 2015 was $0.2 million compared to $1.8 million in the comparable year earlier period.  Earnings per share on a diluted basis for the six months ended March 31, 2015 were $0.01 per share compared to $0.10 per share for the first half of the last fiscal year.

Shahram Askarpour, President of ISSC, commented, “During the second quarter we continued to appropriately size the organization for existing and anticipated engineering and production requirements with the resulting reduction in ongoing operating expenses.  Engineering programs are progressing on schedule, with the first flight test of the new Pilatus airframe scheduled for May.  We are also aggressively pursuing new programs and opportunities especially for existing technologies like Flat Panel Displays, Flight Management Systems and Standby Instruments, which significantly shorten the production and deployment schedule, reduce custom engineering requirements, yield attractive margins and grow the backlog.  Together with new opportunities arising from changing macroeconomic conditions, such as reduced fuel costs, our goal is to leverage our proprietary price-for-performance advantages across the military, commercial air transport, and general aviation markets to optimize returns and build value for shareholders.”

Conference Call

The Company will be hosting a conference call May 7, 2015 at 10:00 AM ET to discuss these results and its business outlook. Those planning to dial in to the call should dial the following number and register their names and company affiliations:  1-877-883-0383 and enter the PIN Number 8551127. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	March 31,	September 30,
	2015	2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$15,568,221	$15,214,584
Accounts receivable	3,390,952	4,419,863
Unbilled receivables, net	5,859,955	7,425,728
Inventories	4,619,241	5,470,786
Deferred income taxes	2,871,417	3,245,223
Prepaid expenses and other current assets	875,890	750,108
Total current assets	33,185,676	36,526,292
Property and equipment, net	7,363,487	7,467,663
Non-current deferred income taxes	1,007,361	57,707
Other assets	170,248	110,848
Total assets	$41,726,772	$44,162,510
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,039,583	$2,402,652
Accrued expenses	2,491,242	4,077,290
Deferred revenue	760,847	526,320
Total current liabilities	4,291,672	7,006,262
Deferred income taxes	133,233	132,999
Other liabilities	11,902	11,725
Total liabilities	4,436,807	7,150,986
Commitments and contingencies	—	—
Shareholders’ equity
Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued issued and outstanding at March 31, 2015 and September 30, 2014	—	—
Common stock, $.001 par value: 75,000,000 shares authorized, 18,736,089 and 18,714,449 issued at March 31, 2015 and September 30, 2014, respectively	18,736	18,715
Additional paid-in capital	51,000,436	50,697,497
Retained earnings	6,914,553	6,684,902
Treasury stock, at cost, 1,846,451 shares at March 31, 2015 and 1,756,807 at September 30, 2014	(20,643,760)	(20,389,590)
Total shareholders’ equity	37,289,965	37,011,524
Total liabilities and shareholders’ equity	$41,726,772	$44,162,510

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2015	2014	2015	2014

Net sales	$5,286,050	$12,495,016	12,010,306	23,600,827

Cost of sales	3,702,654	8,709,891	7,665,105	16,035,266

Gross profit	1,583,396	3,785,125	4,345,201	7,565,561

Operating expenses:
Research and development	647,473	660,876	1,302,472	1,287,797
Selling, general and administrative	1,573,888	2,034,609	3,514,379	3,779,500
Total operating expenses	2,221,361	2,695,485	4,816,851	5,067,297

Operating income (loss)	(637,965)	1,089,640	(471,650)	2,498,264

Interest income	6,013	5,299	11,898	10,965
Other income	9,407	8,901	20,229	19,368
Income (loss) before income taxes	(622,545)	1,103,840	(439,523)	2,528,597

Income tax expense (benefit)	(258,454)	319,623	(669,174)	735,784

Net income (loss)	$(364,091)	$784,217	$229,651	$1,792,813

Net income (loss) per common share:
Basic	$(0.02)	$0.05	$0.01	$0.11
Diluted	$(0.02)	$0.05	$0.01	$0.10

Weighted average shares outstanding:
Basic	16,925,028	16,915,823	16,940,377	16,901,955
Diluted	16,925,028	17,152,678	17,043,735	17,123,512